JORDEN BURT BERENSON & JOHNSON
                                  Suite 400 East
                        1025 Thomas Jefferson Street, N.W.
                             Washington, D.C.  20007




                                December 20, 1996




   Conseco Fund Group
   11825 North Pennsylvania Street
   Carmel, Indiana  46032

   Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption Legal Counsel in the Prospectuses contained in Pre-Effective Amendment
   No. 1 to the Registration Statement on Form N-1A filed by Conseco Fund Group with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                 Very truly yours,

                                 /s/Jorden Burt Berenson & Johnson LLP
                                 Jorden Burt Berenson & Johnson LLP